SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


           Date of Report (Date of earliest event reported):

                                January 23, 2002



                           RIGGS NATIONAL CORPORATION
                  --------------------------------------------
               (Exact name of Registrant as specified in Charter)



        Delaware                   0-9756                     52-1217953
        --------                   ------                     ----------
(State or Other Jurisdiction    (Commission                 (IRS Employer
     of Incorporation)          File Number)           Identification Number)



 1503 Pennsylvania Avenue, N.W., Washington, D.C.                20005
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    (Address of Principal Executive Offices)                  (Zip Code)



              Registrant's telephone number, including area code:
                            (202) 835-4309
                            ---------------

Item 5.           Other Events
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On January 23, 2002, Riggs National Corporation ("Riggs") announced its operating results for the quarter and year ended December 31, 2001. Included in these results are $40.0 million of restructuring and other charges. Riggs had previously filed a Form 8-K on December 13, 2001 describing $27.5 million of these charges. The $12.5 million of additional charges, which occurred subsequent to December 13, 2001 and prior to the end of Riggs' fiscal year, are described herein.

Riggs completed negotiations allowing for early termination of a branch lease. Approximately $742,000 of exit costs associated with this early lease termination were accrued in 2001 and are reflected in the financial statements as restructuring charges.

Riggs also negotiated the modification of another facility lease. As a result of this modification, Riggs will lease significantly less space within the facility and for a shorter lease period. Leasehold improvements and other costs pertaining to sublet space in the amount of $4.4 million were charged against earnings as a result of the modification in addition to the previously disclosed $2.9 million impairment charge.

On December 31, 2001, Riggs and Joe L. Allbritton entered into a settlement agreement whereby Mr. Allbritton resigned from his position and responsibilities as Senior Chairman of the Board of Directors as embodied in an employment agreement dated December 28, 1999 and amended pursuant to agreement dated March 28, 2001. In 2001, Riggs accrued $3.6 million related to this settlement which will be paid to Mr. Allbritton in equal installments on March 31, 2002, and January 31, 2003, 2004 and 2005. Mr. Allbritton will receive 7% interest on any remaining balance due under the settlement agreement.

Riggs accrued an additional $2.1 million impairment charge for technology costs within Riggs & Co. International Ltd. in addition to the $7.9 charge previously disclosed.

Because of continuing losses during the fourth quarter of 2001 in its venture capital operations, Riggs also recorded a $1.7 million valuation allowance against deferred tax assets in addition to the previously reported $1.1 million valuation allowance.


This 8K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated cost savings and losses, efficiency gains, performance and customer service enhancements, and other effects of the initiatives described above. A variety of factors could cause the Company's results and experiences to differ materially from those expressed or implied by the forward-looking statements, including the Company's success in executing these strategies, and its business generally. Additional factors that could affect the Company's future earnings, operations, performance, development, growth and projections, include, but are not limited to, the weakening of the economy, changes in credit quality or interest rates, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, the timing of technology enhancements for products and operating systems, volatility of the venture capital portfolios, the collectability of loans and similar matters.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(c)      The following exhibit is filed as part of this Form 8-K.

         Exhibit No.       Description
         -----------------------------

                  99       Press release, dated January 23, 2002


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    January 23, 2002         /s/ STEVEN T. TAMBURO
                                  ---------------------
                                      Steven T. Tamburo
                                   Chief Financial Officer
                                  (Principal Financial and
                                      Accounting Officer)



Index to Exhibits
-----------------

Exhibit No.                                 Description
-----------                                 -----------

     99                             Press release issued January 23, 2002